Exhibit 10.1

CONFIDENTIAL SEVERANCE AGREEMENT AND FULL RELEASE

This SEVERANCE AGREEMENT AND RELEASE (the “Agreement”) is entered into by Randall L. Baker (“Employee”) and FIDELITY BANK (“Fidelity” or “the Company”), a state-chartered bank organized under the laws of the State of Louisiana and doing business in Louisiana.

WHEREAS, Randall L. Baker has been employed by Fidelity since April 25, 2022; and

WHEREAS, Fidelity has informed Randall L. Baker that their employment will cease effective June 16, 2026; and

WHEREAS, Randall L. Baker is an at-will employee and both Randall L. Baker and Fidelity are entitled to terminate their employment relationship at any time with or without cause; and

WHEREAS, Randall L. Baker covenants and warrants that Randall L. Baker has not filed any lawsuits, charges, claims, complaints or other proceedings against Fidelity, and that no lawsuits, charges, claims, complaints or other proceedings against Fidelity have been filed on Randall L. Baker’s behalf and are currently pending; and,

WHEREAS, Randall L. Baker covenants and warrants that Randall L. Baker has not assigned, transferred, or subrogated any portion of any claim that Randall L. Baker could assert against Fidelity, and Randall L. Baker has full authority to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement, Randall L. Baker and Fidelity, acting of their own free will and intending to be legally and irrevocably bound hereby, agree as follows:

AGREEMENT

1.
Separation of Employment: Randall L. Baker’s employment relationship with Fidelity will end on June 16, 2026 (the “Separation Date”). Fidelity will pay Randall L. Baker all wages Randall L. Baker has earned through the Separation Date, as well as any accrued, unused paid time off Randall L. Baker has earned as of the Separation Date, less the applicable payroll withholding.

2.
Consideration: Fidelity will pay Randall L. Baker the following Severance Payment, in exchange for the promises Randall L. Baker makes in this Agreement:

(a) A severance payment in the gross amount of $712,095.34 (Seven hundred twelve thousand ninety-five dollars and 34/100), less applicable payroll withholdings.

Fidelity ______

Randall L. Baker ______

This payment will be made by electronic deposit within 14 days of receipt of the signed agreement and

(b) Contingent on Employee timely electing COBRA continuation coverage, a gross payment of $47,094.62 (Forty-seven thousand ninety four dollars 62/100), which represents the value of COBRA insurance coverage premiums for twenty-four (24) months and conditioned upon Randall L. Baker’s participation in medical, dental and/or vision coverage immediately prior to signing this agreement, less applicable payroll withholdings. This payment will be made by electronic deposit within 14 days of receipt of the signed agreement.

Randall L. Baker understands and acknowledges that in order to be eligible for the Severance Payments, Randall L. Baker must sign and return this Agreement to Bryan Bode, Director of Human Resources, and Agreement must be received by Bryan Bode, Director of Human Resources (by hand, mail or email) on or within twenty-one days (21) days of the offer date and not revoke (cancel) this Agreement as described in Section 12 below.

Randall L. Baker further understands and acknowledges that except as otherwise expressly set forth in this Agreement, Fidelity will have no further obligations whatsoever (financial or otherwise) to Randall L. Baker.

3.
Acknowledgement of Understanding & Agreement: In consideration of the payments and covenants set forth herein, Randall L. Baker agrees and acknowledges as follows:

(a) Randall L. Baker understands and specifically agrees that the payments and promises by Fidelity set forth in this Agreement are independent and sufficient consideration for this Release, and are not payments or benefits that Randall L. Baker is otherwise entitled to. In other words, Randall L. Baker agrees that the benefits described in Section 2 are being provided to Randall L. Baker in exchange for Randall L. Baker promise not to bring legal action against Fidelity and for the other promises Randall L. Baker makes in this Agreement.

(b) Randall L. Baker understands and specifically agrees that this Agreement supersedes and nullifies any and all prior agreements and contracts between the Parties, whether verbal or in writing.

(c) Randall L. Baker understands and specifically agrees that Randall L. Baker is responsible for electing COBRA coverage and for paying the monthly COBRA premium to Flores, Fidelity’s COBRA Administrator, to ensure continued coverage after the Separation Date.

4.
General Release of All Claims. In exchange for the consideration set forth in this Agreement, Randall L. Baker hereby generally releases and discharges Fidelity and each of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, insurers, underwriters, and assigns, together with each and every one of its present and

Fidelity ______

Randall L. Baker ______

former officers, directors, employees, and agents, and the heirs and executors of same in their individual and official capacities, hereinafter referred to collectively as “Fidelity” or “the Company,” from any and all suits, causes of action, complaints, obligations, or demands whatsoever, whether at law or in equity, made by, through, or on behalf of Randall L. Baker, presently known or unknown (hereinafter “Claims”), which Randall L. Baker ever had or now has against Fidelity or any one of those listed above.

This means that by accepting the Severance Payment from Fidelity, Randall L. Baker agrees to give up any and all rights that Randall L. Baker presently has to pursue a legal action against Fidelity or any of its related parties for any of the reasons that follow.

(a) Except as otherwise expressly set forth in this Agreement, this general release specifically includes but is not limited to the following:

i. any and all Claims for wrongful separation or breach of contract (whether express or implied); and

ii. any and all Claims under any federal, state, or local statute, rule, or ordinance, or Company policy or practice, relating to Randall L. Baker’s past or future wages, benefits, salary, commissions, severance pay, vacation pay, deferred compensation, and / or bonuses; and

iii. any and all Claims for discrimination, retaliation, or unfair treatment in employment under any federal, state, or local statute, law, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination on the basis of race, color, religion, sex, gender identity, national origin, veteran status, genetic information, whistleblower status, and / or disability, whether asserted under the Civil Rights Acts of 1866 and 1871, 42 U.S.C. § 1981 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; Civil Rights Act of 1991, 42 U.S.C. § 1981a et seq., Federal Executive Order 11246, the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. § 1161 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1972, as amended, 29 U.S.C. § 701 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Equal Pay Act, 29 U.S.C. 206(d) et seq.; the National Labor Relations Act, 29 U.S.C. § 151 et seq.; the Occupational Safety and Health Act, 29 U.S.C 651 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C 2101 et seq.; the Genetic Information Non-Discrimination Act of 2008 (GINA), 42 U.S.C. §2000ff et seq.; Section 806 of the Sarbanes-Oxley Act of 2002, the False Claims Act and any qui tam action in connection with any action or inaction by the Bank or any of its related parties; the Louisiana Employment Discrimination Law, La. R.S. 23:301 et seq.; the Louisiana Whistleblower Act, La. R.S. 23:967 et seq.; and / or any other applicable federal, state, or local law, rule, or ordinance; and

Fidelity ______

Randall L. Baker ______

iv. any and all Claims for violation of the Workers Adjustment and Retraining Act of 1988, as amended, 29 U.S.C. § 2101 et seq., or any other state or local laws that provide rights to employees impacted by a plant closing or mass layoff; and

v. any and all Claims for discrimination, retaliation, or unfair treatment in employment under any federal, state, or local statute, law, ordinance, judicial precedent or executive order on the basis of age, including but not limited to the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.); the Older Workers Benefit Protection Act (29 U.S.C. §626(f)); and/or the Louisiana Employment Discrimination Law, La. R.S. 23:301 et seq.; and

vi. any and all Claims in tort (including but not limited to claims for misrepresentation, defamation, interference with contract or prospective economic advantage, whistleblower retaliation, intentional infliction of emotional distress, invasion of privacy, fraud, retaliation, negligence, work-related injury or illness, workers’ compensation and any claims otherwise actionable pursuant to Louisiana Civil Code article 2315); and

vii. any and all Claims for damages (including, but not limited to, claims for compensatory or punitive damages), injunctive relief, attorneys’ fees and costs, and equitable relief.

(b) Randall L. Baker understands that this Agreement and their release of Claims extends to all of the types of claims and potential claims mentioned in Section 4(a) and its subparts, whether the claims are known or unknown, suspected or unsuspected, matured or unmatured, including without limitation ALL claims arising from or relating to Randall L. Baker’s employment with Fidelity and the termination of such employment, and that this full release of claims constitutes an essential term of this Agreement.

This Agreement intended and acknowledged to be a general release of all civil claims.

(c) This Agreement does not, as a matter of law, prohibit Randall L. Baker from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or similar state agency against Fidelity or from participating in an investigation or proceeding conducted by the EEOC or similar state agency. However, by their signature on this Agreement, Randall L. Baker specifically waives and gives up any right to recover damages relating to or growing out of such charge, investigation, or proceeding and further will not accept compensation or relief of any kind or nature as result of the EEOC or any other Federal or State agency or entity pursuing relief on Randall L. Baker’s behalf, though Employee is not giving up Employee’s right to receive a whistleblower award from the Securities and

Fidelity ______

Randall L. Baker ______

Exchange Commission. Randall L. Baker agrees to not file a lawsuit concerning or arising out of any such claims filed with the EEOC or similar state agency, regardless of the outcome of that proceeding.

(d) Randall L. Baker acknowledges and agrees that, by entering into this Agreement, Randall L. Baker is receiving consideration above and beyond what Randall L. Baker would otherwise be entitled to under law or contract, and that in exchange for this heightened consideration, Randall L. Baker fully agrees to release and waive all rights to pursue a legal action against Fidelity as set forth in this Section 4.

5.
Termination of Additional Benefits: All other benefits and perquisites of employment, including insurance for Randall L. Baker and Randall L. Baker’s dependents, such as medical, dental and/or vision insurance (if applicable), end on June 30, 2026. Additional benefits, including life insurance, accidental death and dismemberment insurance, long-term disability insurance, and executive long-term disability insurance, as well as Randall L. Baker’s expense reimbursement (if applicable), will terminate on the Separation Date.

6.
401(k) Retirement Plan: if Randall L. Baker is currently participating in the Fidelity 401(k) plan or has an active balance in the 401(k) plan the plan will remain active but future contributions to the Plan are no longer allowed. Additional information regarding the 401(k) plan is provided in the Benefits letter you will receive.

7.
Duty of Confidentiality: Randall L. Baker agrees not to disclose anything in this Agreement, or any information pertaining to their employment or their separation from employment, including the reason(s) therefore, to any person other than their spouse, attorneys, financial advisors, taxing, or governmental authority, or as otherwise required by law. Further, if Randall L. Baker discloses any information to persons identified in the preceding sentence, they shall instruct them that they must maintain the information as confidential. Randall L. Baker understands that if they are found to have breached this confidentiality provision, Fidelity has the right to bring legal action against Randall L. Baker. Nothing in this paragraph is intended or shall be interpreted to restrict employee’s rights, if any, under Section 7 of the National Labor Relations Act.

8.
Agreement as to Confidential Fidelity Information and Trade Secrets: Randall L. Baker additionally understands and agrees that in the course of their employment with Fidelity, they have acquired confidential information and trade secrets, including but not limited to business plans, customer proposals, market strategies, lists of present and prospective customers and clients, lending policies, techniques and concepts, production processes, mailing lists, purchasing information, and / or other financial information concerning Fidelity. Randall L. Baker understands and agrees that the disclosure of such information would be extremely damaging to Fidelity, and, as a result, Randall L. Baker agrees to keep such information confidential and will not disclose this information to anyone or otherwise use this information in any way without the express written permission of Fidelity. Nothing in this paragraph is intended or shall be interpreted to restrict employee’s rights, if any, under Section 7 of the National Labor Relations Act.

Fidelity ______

Randall L. Baker ______

In the event of Randall L. Baker’s actual or threatened breach of any provision of this Section 8, Randall L. Baker hereby agrees that Fidelity shall be entitled to injunctive relief restraining them from any such breach, as well as all other remedies available to Fidelity at law or in equity. In the event that it is necessary to enforce this paragraph through legal proceedings, and Fidelity is found by a court of competent jurisdiction to be the prevailing party in that proceeding, Randall L. Baker agrees to pay all legal fees, court costs, and other expenses incurred by Fidelity for such enforcement, as well as any Judgment.

9.
Return of Company Property: Randall L. Baker certifies and warrants that they will return to Fidelity, within 10 days of June 16, 2026, all property belonging to Fidelity that is in their possession or control, including electronic and telephonic equipment, credit cards, security badge, keys and all written/printed material and copies of such material pertaining to any aspect of Fidelity’s business, customers, and / or business plans. To the extent that Randall L. Baker has electronic files or information in his/her possession or control that belong to Fidelity or contain confidential information belonging to Fidelity (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), Randall L. Baker certifies and warrants they will, within 10 days of separation, delete all such files and information, including copies and derivatives thereof, from all non-Fidelity-owned computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment such that such files and information are permanently deleted and irretrievable.

10.
Non-disparagement: Randall L. Baker agrees that they shall not disparage Fidelity, or any of its employees, officers, or directors, in any manner whatsoever. Randall L. Baker accepts this condition and acknowledges that such disparagement will cause Fidelity’s obligations under the Agreement to become null and void, in addition to all other remedies that Fidelity may have in law or in equity.

11.
Consideration Period: To accept the Severance Payment, Randall L. Baker must return the signed Agreement to Bryan Bode, Director of Human Resources, and the Agreement must be received by Bryan Bode, Director of Human Resources on or within twenty-one days (21) days of the notification date. Randall L. Baker acknowledges, represents, and agrees that:

(a) That by entering into this agreement, Randall L. Baker is waiving, releasing, and/or settling any and all claims which Randall L. Baker may have under the provisions of the Age Discrimination in Employment Act (ADEA 29 U.S.C. 621, et seq.), for age discrimination, retaliation, punitive or liquidated damages, compensatory damages, back/front pay, or attorney’s fees, as well as Randall L. Baker’s right to receive any damages under these provisions;

(b) Randall L. Baker has been fully informed and is fully aware of Randall L. Baker’s right to discuss any and all aspects of this Agreement with an attorney of Randall L. Baker’s choice and has had the opportunity to do so;

Fidelity ______

Randall L. Baker ______

(c) Randall L. Baker has carefully read and fully understands all of the provisions of this Agreement;

(d) Randall L. Baker has had up to and including a full twenty-one days (21) days within which to consider this Agreement before signing it; and agrees that should Randall L. Baker elect to execute this agreement sooner than twenty-one (21) days after receiving it, specifically and voluntarily waives the right to claim that they have not been allowed by the Released Parties or any other circumstance to consider this agreement for a full twenty-one (21) days;

(e) Randall L. Baker accepts the terms of this Agreement as fair and equitable under all the circumstances and acknowledges that Randall L. Baker has entered into this Agreement knowingly, voluntarily, and without threat or duress.

Fidelity hereby advises Randall L. Baker to consult with an attorney of Randall L. Baker’s choosing prior to signing this Agreement.

12. Revocation: Randall L. Baker acknowledges and agrees that for a period of seven (7) days following the date Randall L. Baker signs this Agreement, Randall L. Baker may revoke (cancel) this Release Agreement by providing written notice to Bryan Bode, the Director of Human Resources and that this Agreement shall not become effective or enforceable until this revocation period has expired. Randall L. Baker understands that for the revocation (cancellation) to be effective, the written notice must be received by Bryan Bode, the Director of Human Resources (by hand, mail or email) no later than the seventh (7th) calendar day after Randall L. Baker signs and returns this Agreement.

Randall L. Baker also understands that if Randall L. Baker revokes this Agreement within the seven (7) day period, it will be null and void and while Randall L. Baker’s employment will still terminate, Randall L. Baker will not be entitled to receive the Severance Payment.

13. Effective Date: This Agreement will become effective after Randall L. Baker signs and returns the Agreement, and after the seven (7) day revocation (cancellation) period has expired without Randall L. Baker revoking (cancelling) the Agreement, provided Randall L. Baker signs and returns the Agreement within the time period stated in Section 12 of this Agreement.

14. Non-Admission: It is further understood and agreed that neither the execution of the Agreement by Randall L. Baker or Fidelity, nor the terms of the Agreement, constitute an admission by Randall L. Baker, by Fidelity, or by any agent of Fidelity, that Fidelity is at fault or liable to you for anything other than the promises Fidelity has made in this Agreement.

15. Complete Agreement: This Agreement constitutes the complete agreement made between Randall L. Baker and Fidelity regarding the subject matter in this Agreement, except that Employee’s obligations under Section 4 of Fidelity’s Executive Severance Plan (as agreed

Fidelity ______

Randall L. Baker ______

to Employee pursuant to the Participation Agreement executed by Employee on March 20, 2024) shall remain in full force and effect in accordance with their terms. This Agreement shall be binding upon and inure to the benefits of the parties and their respective successors, legal representatives, and assigns.

16. Choice of Law: The Parties agree that this is a Louisiana contract and the laws of the State of Louisiana will govern the interpretation of the Agreement and any disputes arising under it, excluding any choice-of-law rule that would direct the application of the laws of another jurisdiction. Randall L. Baker expressly, knowingly and voluntarily agrees to and ratifies this provision.

17. Severability: Randall L. Baker agrees that if any part of this Agreement is declared or determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions, terms, and conditions of this Agreement will not be affected by that determination.

18. No Waiver: The Parties agree that none of the terms or conditions herein shall in any manner be altered amended, waived, or abandoned, except by written agreement of the parties and no delay by Fidelity in enforcing any of its rights hereunder shall be deemed a waiver of such rights.

19. Execution: This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute but a single agreement, and each of which shall be deemed original.

Randall L. Baker acknowledges that, in entering into the Agreement, they have relied solely upon their own judgment, belief, and knowledge and that of their own legal or other professional advisors, if any. Randall L. Baker agrees that no statement made by or on behalf of Fidelity has in any way influenced his decision to sign this Agreement. Randall L. Baker fully understands the meaning and intent of this Agreement, including but not limited to its final and binding effect.

FIDELITY AND Randall L. Baker UNDERSTAND, ACKNOWLEDGE, AND VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS AGREEMENT.

BY SIGNING THIS RELEASE AND AGREEING TO THE PROMISES IN THE RELEASE, Randall L. Baker AGREES AND UNDERSTANDS THAT Randall L. Baker IS GIVING UP LEGAL RIGHTS THAT Randall L. Baker MIGHT HAVE IN EXCHANGE FOR MONETARY BENEFITS, AND Randall L. Baker AGREES THAT THIS EXCHANGE IS ACCEPTABLE. INITIAL EACH PAGE AT THE BOTTOM RIGHT CORNER OF THE PAGE.

Fidelity ______

Randall L. Baker ______

FIDELITY BANK

BY: _/s/ Bryan Bode_________ /s/ Randall L. Baker______

Bryan Bode Randall L. Baker

SVP, Director of Human Resources

1811 Metairie Avenue

Metairie, LA 70005

Date: _6/17/2026_____________ Date: ___6/17/2026_______________

Fidelity ______

Randall L. Baker ______